UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2019

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01              Other Events.

On March 22, 2019, Ameriprise Financial, Inc. (the “Company”) issued $500,000,000 principal amount of 3.000% Senior Notes due 2022 (the “Notes”).  The Notes were issued in the form filed as Exhibit 4.1 hereto and were sold pursuant to the previously disclosed Underwriting Agreement, dated March 12, 2019, between the Company and the Underwriters named therein.

The Notes are governed by the terms of the previously disclosed Indenture, dated as of May 5, 2006, between the Company and U.S. Bank National Association, as trustee.  The Notes are senior unsecured obligations of the Company and rank prior to all of the Company’s subordinated indebtedness and on an equal basis with all of the Company’s other senior unsecured indebtedness.  Interest on the Notes will accrue at a rate of 3.000% per annum and will be payable semi-annually in arrears on each March 22 and September 22, commencing September 22, 2019.

The Company may, at any time and from time to time, redeem the Notes, in whole or in part at its option, on not less than 15 nor more than 60 days’ prior notice mailed to the holders of the Notes, at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury rate plus 15 basis points.

The following documents relating to the Notes are filed herewith as exhibits and incorporated by reference into this Form 8-K and the Registration Statement on Form S-3 (File No. 333-223309) filed by the Company with the Commission: (i) the form of the Notes and (ii) the opinion of David H. Weiser, Esq.  The foregoing summary of the Notes is qualified in its entirety by reference to the form of the Notes attached hereto.

Item 9.01              Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
Exhibit 4.1	Form of 3.000% Senior Note due 2022.

Exhibit 5.1	Opinion of David H. Weiser, Esq.

Exhibit 23.1	Consent of David H. Weiser, Esq. (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: March 22, 2019	By:	/s/ James A. Brefeld
	Name:	James A. Brefeld
	Title:	SVP Treasurer